As filed with the Securities and Exchange Commission on October 13, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Birkenstock Holding plc

(Exact name of registrant as specified in its charter)

Jersey	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1-2 Berkeley Square London, United Kingdom	W1J 6EA
(Address of Principal Executive Offices)	(Zip Code)

Birkenstock Holding plc 2023 Omnibus Incentive Plan

Birkenstock Holding plc 2023 Employee Share Purchase Plan

(Full title of the plan)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

(Name and address of agent for service)

Tel: +1 302 738-6680

(Telephone number, including area code, of agent for service)

Copies to:

Joshua N. Korff, P.C. Ross M. Leff, P.C. Zoey Hitzert Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 +1 212 446-4800	Guy Coltman Carey Olsen Jersey LLP 47 Esplanade, St Helier Jersey JE1 0BD, Channel Islands +44 (0)1534 888900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The documents containing the information specified in Part I will be delivered in accordance with Rule 428(b) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not being, filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of the Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 of Part I is included in documents that will be delivered to participants in the plans covered by this Registration Statement pursuant to Rule 428(b) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by Birkenstock Holding plc (the “Registrant”) with the Commission, are incorporated in this Registration Statement by reference:

(a)

The Registrant’s prospectus filed pursuant to Rule 424(b) under the Securities Act (File No. 333-274483) on October  12, 2023, relating to the Registrant’s Registration Statement on Form F-1 (Registration No. 333-274483), initially filed with the Commission on September 12, 2023 (as amended, including all exhibits, the “F-1 Registration Statement”); and

(b)

The description of the Registrant’s ordinary shares contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-41836), filed with the Commission on October 10, 2023 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, including any Reports of Foreign Private Issuers on Form 6-K furnished by the Registrant to the Commission that indicate that they are incorporated herein by reference, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant’s amended and restated articles of association filed as Exhibit 4.1 to this Registration Statement (the “Articles of Association”) provide for indemnification of the officers and directors to the fullest extent permitted by applicable law.

In addition, to the fullest extent permitted by applicable law, the Registrant has entered into agreements to indemnify its directors and executive officers containing provisions, which are in some respects broader than the specific indemnification provisions contained in the Articles of Association. The indemnification agreements may require the Registrant, among other things, to indemnify such persons against expenses, including attorneys’ fees, judgments, liabilities, fines and settlement amounts incurred by any such person in actions or proceedings, including actions by the Registrant or in the Registrant’s right, that may arise by reason of their status or service as a director or executive officer and to advance expenses incurred by them in connection with any such proceedings. The form of such indemnification agreement was filed as Exhibit 10.10 to the F-1 Registration Statement.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description of Exhibit

4.1	Form of Amended and Restated Memorandum of Association and Amended and Restated Articles of Association (incorporated by reference to Exhibit 3.1 filed with the F-1 Registration Statement on September 15, 2023)**

4.2	Birkenstock Holding plc 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 filed with the F-1 Registration Statement on October 2, 2023)**

4.3	Birkenstock Holding plc 2023 Employee Share Purchase Plan (incorporated by reference to Exhibit 10.6 filed with the F-1 Registration Statement on October 2, 2023)**

5.1	Opinion of Carey Olsen Jersey LLP

23.1	Consent of Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft

23.2	Consent of Carey Olsen Jersey LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

107	Filing Fee Table

** Previously filed.

Item 9.	Undertakings.

(a)	The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, United Kingdom on October 13, 2023.

BIRKENSTOCK HOLDING PLC

By:	/s/ Ruth Kennedy
Name:	Ruth Kennedy
Title:	Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Oliver Reichert, Dr. Erik Massmann, J. Michael Chu, Ruth Kennedy and Nikhil Thukral and each of them, individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Name and Title	Date

/s/ Alexandre Arnault	Alexandre Arnault Director	October 13, 2023

/s/ J. Michael Chu	J. Michael Chu Director	October 13, 2023

/s/ Ruth Kennedy	Ruth Kennedy Director	October 13, 2023

/s/ Nisha Kumar	Nisha Kumar Director	October 13, 2023

/s/ Anne Pitcher	Anne Pitcher Director	October 13, 2023

/s/ Nikhil Thukral	Nikhil Thukral Director	October 13, 2023

/s/ Oliver Reichert	Oliver Reichert Chief Executive Officer and Director (principal executive officer)	October 13, 2023

/s/ Dr. Erik Massmann	Dr. Erik Massmann Chief Financial Officer (principal financial officer)	October 13, 2023

/s/ Volker Bach	Volker Bach Vice President Global Accounting (principal accounting officer)	October 13, 2023

Signature of Authorized U.S. Representative

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Birkenstock Holding plc, has signed this registration statement on October 13, 2023.

Authorized U.S. Representative

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director